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                            CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Report on Form 8-K/A, dated May 9, 1997 of Foundation Health Systems Inc. of our report dated February 28, 1994, on our audit of the consolidated statements of income, changes in stockholders' equity and cash flows of CareFlorida Health Systems, Inc. and Subsidiaries for the year ended December 31, 1993, appearing in the Annual Report on Form 10-K/A (Amendment No. 3) of Foundation Health Corporation for the year ended June 30, 1996.

We also consent to the incorporation by reference in the: (1) Registration Statement on Form S-8 (No. 33-74780) relating to Health Systems International, Inc. amended and restated 1989 Stock Option Plan, Health Systems International, Inc. amended and restated 1991 Stock Option Plan, Health Systems International, Inc. amended and restated Non-Employee Director Stock Option Plan, Health Systems International, Inc. Employee Stock Purchase Plan (2) Registration Statement on Form S-8 (No. 333-24621) relating to Foundation Health Corporation Employee Stock Purchase Plan, Foundation Health Corporation Profit Sharing and 401(K) Plan (amended and restated effective January 1, 1994), 1990 Stock Option Plan of Foundation Health Corporation, 1992 Nonstatutory Stock Option Plan of Foundation Health Corporation, 1989 Stock Plan of Business Insurance Corporation, Managed Health Network, Inc. Incentive Stock Option Plan, Managed Health Network, Inc. amended and restated 1991 Stock Option Plan, 1993 Nonstatutory Stock Option Plan of Foundation Health Corporation (amended and restated effective September 7,
1995), of our report dated February 28, 1994, on our audit of the consolidated statements of income, changes in stockholders' equity and cash flows of CareFlorida Health Systems, Inc. and Subsidiaries for the year ended December 31, 1993 appearing in the Annual Report on Form 10-K/A (Amendment No. 3) of Foundation Health Corporation for the year ended June 30, 1996.


Coopers & Lybrand LLP

Miami, Florida
May 8, 1997